                                                                    EXHIBIT 10.1
                                                               Execution Version

================================================================================

                                CREDIT AGREEMENT

                                   Dated as of

                                 March 16, 2004

                                      among

                          NEWFIELD EXPLORATION COMPANY

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                   as Administrative Agent and as Issuing Bank

                       -----------------------------------

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                       -----------------------------------

                      BANK OF MONTREAL d/b/a HARRIS NESBITT
                         CREDIT LYONNAIS NEW YORK BRANCH
                               FLEET NATIONAL BANK
                           As Co-Documentation Agents

                       -----------------------------------

                          J. P. MORGAN SECURITIES INC.,

                                       and

                          WACHOVIA CAPITAL MARKETS, LLC
                   as Joint Bookrunners and Co-Lead Arrangers

================================================================================

                                TABLE OF CONTENTS

                                                   ARTICLE I
                                                  DEFINITIONS

Section 1.01.         Defined Terms.............................................................................     1
Section 1.02.         Classification of Loans and Borrowings....................................................    18
Section 1.03.         Terms Generally...........................................................................    18
Section 1.04.         Accounting Terms; GAAP....................................................................    19

                                                   ARTICLE II
                                                  THE CREDITS

Section 2.01.         Commitments...............................................................................    19
Section 2.02.         Loans and Borrowings......................................................................    19
Section 2.03.         Requests for Borrowings...................................................................    19
Section 2.04.         Borrowing Base............................................................................    20
Section 2.05.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs...............................    21
Section 2.06.         Letters of Credit.........................................................................    22
Section 2.07.         Funding of Borrowings.....................................................................    26
Section 2.08.         Interest Elections........................................................................    26
Section 2.09.         Termination and Reduction of Commitments..................................................    27
Section 2.10.         Repayment of Loans; Evidence of Debt......................................................    28
Section 2.11.         Prepayment of Loans.......................................................................    29
Section 2.12.         Fees......................................................................................    29
Section 2.13.         Interest..................................................................................    30
Section 2.14.         Alternate Rate of Interest................................................................    31
Section 2.15.         Increased Costs...........................................................................    31
Section 2.16.         Break Funding Payments....................................................................    32
Section 2.17.         Taxes.....................................................................................    32
Section 2.18.         Mitigation Obligations; Replacement of Lenders............................................    33

                                                  ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES

Section 3.01.         Organization; Powers; Subsidiaries........................................................    34
Section 3.02.         Authorization; Enforceability.............................................................    34
Section 3.03.         Governmental Approvals; No Conflicts......................................................    35
Section 3.04.         Financial Condition; No Material Adverse Change...........................................    35
Section 3.05.         Properties................................................................................    35
Section 3.06.         Litigation and Environmental Matters......................................................    36
Section 3.07.         Compliance with Laws and Agreements.......................................................    37
Section 3.08.         Investment and Holding Company Status.....................................................    37
Section 3.09.         Taxes.....................................................................................    37
Section 3.10.         ERISA.....................................................................................    37
Section 3.11.         Disclosure................................................................................    37

Section 3.12.         Insurance.................................................................................    38
Section 3.13.         Fiscal Periods............................................................................    38
Section 3.14.         Use of Proceeds...........................................................................    38

                                                   ARTICLE IV
                                                   CONDITIONS

Section 4.01.         Effective Date............................................................................    38
Section 4.02.         Each Credit Event.........................................................................    39

                                                   ARTICLE V
                                             AFFIRMATIVE COVENANTS

Section 5.01.         Financial Statements; Ratings Change and Other Information................................    40
Section 5.02.         Notices of Material Events................................................................    41
Section 5.03.         Existence; Conduct of Business............................................................    41
Section 5.04.         Payment of Obligations....................................................................    42
Section 5.05.         Maintenance of Properties; Insurance......................................................    42
Section 5.06.         Books and Records; Inspection Rights......................................................    42
Section 5.07.         Compliance with Laws......................................................................    42
Section 5.08.         Oil and Gas Properties....................................................................    42
Section 5.09.         Principal Business........................................................................    43
Section 5.10.         Subsidiary Guaranties.....................................................................    43
Section 5.11.         Engineering Reports.......................................................................    43

                                                   ARTICLE VI
                                               NEGATIVE COVENANTS

Section 6.01.         Debt......................................................................................    44
Section 6.02.         Liens.....................................................................................    45
Section 6.03.         Fundamental Changes.......................................................................    45
Section 6.04.         Investments, Loans, Advances, Guarantees and Acquisitions.................................    46
Section 6.05.         Swap Agreements...........................................................................    46
Section 6.06.         Restricted Payments.......................................................................    46
Section 6.07.         Transactions with Affiliates..............................................................    46
Section 6.08.         Restrictive Agreements....................................................................    46
Section 6.09.         Subsidiary Debt and Preferred Stock.......................................................    47
Section 6.10.         Designation of Unrestricted Subsidiaries..................................................    47
Section 6.11.         New Unrestricted Subsidiaries.............................................................    48
Section 6.12.         Sale Leaseback Transactions...............................................................    48
Section 6.13.         Sale or Discount of Receivables...........................................................    48
Section 6.14.         Sale of Oil and Gas Properties............................................................    48
Section 6.15.         Subsidiaries and Partnerships.............................................................    48
Section 6.16.         Hydrocarbon Sales Contract................................................................    48
Section 6.17.         Environmental Matters.....................................................................    48
Section 6.18.         Subordinated Debt.........................................................................    48
Section 6.19.         Fiscal Periods............................................................................    49

Section 6.20.         Use of Proceeds...........................................................................    49
Section 6.21.         Total Debt to EBITDA Ratio................................................................    49
Section 6.22.         EBITDA to Interest Ratio..................................................................    49

                                                  ARTICLE VII
                                               EVENTS OF DEFAULT

Section 7.01.         Events of Default.........................................................................    49

                                                  ARTICLE VIII
                                            THE ADMINISTRATIVE AGENT

Section 8.01.         The Administrative Agent..................................................................    51

                                                   ARTICLE IX
                                                 MISCELLANEOUS

Section 9.01.         Notices...................................................................................    53
Section 9.02.         Waivers; Amendments.......................................................................    54
Section 9.03.         Expenses; Indemnity; Damage Waiver........................................................    55
Section 9.04.         Successors and Assigns....................................................................    56
Section 9.05.         Survival..................................................................................    58
Section 9.06.         Counterparts; Integration; Effectiveness..................................................    59
Section 9.07.         Severability..............................................................................    59
Section 9.08.         Right of Setoff...........................................................................    59
Section 9.09.         Governing Law; Jurisdiction; Consent to Service of Process................................    59
Section 9.10.         WAIVER OF JURY TRIAL......................................................................    60
Section 9.11.         Headings..................................................................................    60
Section 9.12.         Confidentiality...........................................................................    60
Section 9.13.         Interest Rate Limitation..................................................................    61
Section 9.14.         Co-Lead Arrangers and Syndication Agent...................................................    61
Section 9.15.         USA Patriot Act Notice....................................................................    61

SCHEDULES:

Schedule 1.01 -- Existing Investments; Existing Letters of Credit
Schedule 2.01 -- Commitments
Schedule 3.05 -- Subsidiaries
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A         Form of Assignment and Assumption
Exhibit B         Form of Opinion of Borrower's Counsel
Exhibit C         Form of Subsidiary Guaranty

CREDIT AGREEMENT dated as of March 16, 2004 among Newfield Exploration Company, a Delaware corporation, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent and as Issuing Bank.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" means this Credit Agreement dated as of March 16, 2004, as amended or otherwise modified from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage (expressed as a decimal) of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                              ABR             Eurodollar           Commitment Fee
Index Debt Ratings:          Spread             Spread                  Rate
---------------------------------------------------------------------------------
    Category 1                 0                0.875%                 0.20%
BBB/Baa2 or higher
---------------------------------------------------------------------------------
    Category 2                 0                1.125%                 0.25%
     BBB-/Baa3
---------------------------------------------------------------------------------
    Category 3                 0                1.250%                 0.30%
      BB+/Ba1
---------------------------------------------------------------------------------
    Category 4                 0                1.500%                 0.35%
      BB/Ba2
---------------------------------------------------------------------------------
    Category 5               0.250%             1.750%                 0.45%
 BB-/Ba3 or lower
---------------------------------------------------------------------------------

                  For purposes of the foregoing, (i) if neither Moody's nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agencies shall be deemed to have established a rating in Category 5; (ii) if only one of Moody's and S&P has in effect a rating for the Index Debt, then the Applicable Rate shall be determined solely based on the rating of such rating agency; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If (a) the rating system of Moody's or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system of such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating of such rating agency most recently in effect prior to such change; and (b) both Moody's and S&P shall cease on the same date to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings of such rating agencies most recently in effect prior to such cessation.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04(b).

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the

Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Attributable Obligation" means, with respect to any Sale Leaseback Transaction as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Borrower or any Subsidiary, be extended).

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Available Commitment" means, for any Lender at any time, the lesser of (i) such Lender's Commitment at such time and (ii) such Lender's Applicable Percentage times the Borrowing Base at such time.

                  "Available Commitment (For Fee Purposes)" means, for any Lender at any time, the amount that would be such Lender's Available Commitment at such time if the Senior Notes were the only Debt included in the Borrowing Base Debt Amount at such time.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Newfield Exploration Company, a Delaware corporation.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Base" means, at any time, the amount by which the Calculated Borrowing Base at such time exceeds the sum of (i) Borrowing Base Debt Amount at such time plus (ii) 30% of the aggregate principal amount then outstanding of all Subordinated Debt. Any change in the Borrowing Base due to a change in the Calculated Borrowing Base, the Borrowing Base Debt Amount or the principal amount of such Subordinated Debt shall be effective from and including the date of such change in the Calculated Borrowing Base, the Borrowing Base Debt Amount or the principal amount of such Subordinated Debt, respectively.

                  "Borrowing Base Approval Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing at least 75% of the sum of the total Credit Exposures and unused Commitments at such time.

                  "Borrowing Base Debt Amount" means, at any time, the aggregate principal amount outstanding at such time, without duplication, of all consolidated Debt of the Borrower and the Restricted Subsidiaries, except (i) the aggregate Credit Exposures of all Lenders at such time, (ii) Subordinated Debt, (iii) letters of credit (other than Letters of Credit) not exceeding in the aggregate (including both the aggregate maximum undrawn amount thereof and the aggregate amount of all disbursements thereunder that have not been reimbursed) an amount equal to $50,000,000 minus the LC Exposure at such time and (iv) Debt referred to in clause (k) of the definition herein of Debt.

                  A "Borrowing Base Deficiency" will be deemed to exist at all times that the Borrowing Base Deficiency Amount is greater than zero.

                  "Borrowing Base Deficiency Amount" means, at any time, the amount, if any, by which (a) the aggregate Credit Exposures of all Lenders at such time exceeds (b) the Borrowing Base at such time.

                  "Borrowing Base Notice" means a written notice sent to the Borrower by the Administrative Agent notifying the Borrower of the Calculated Borrowing Base determined by the Borrowing Base Approval Lenders.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Calculated Borrowing Base" means at any time an amount equal to the amount determined in accordance with Section 2.04 and in effect at such time.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents" means Bank of Montreal d/b/a Harris Nesbitt, Credit Lyonnais New York Branch and Fleet National Bank, as co-documentation agents in connection with this Agreement.

                  "Co-Lead Arrangers" means J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $600,000,000.

                  "Company Report" has the meaning assigned to such term in
Section 5.11(a).

                  "Consolidated Interest Expense" means, for any period, the sum of (i) gross interest expense (including all cash and accrued interest expense) of the Borrower and its Consolidated Restricted Subsidiaries for such period on a consolidated basis in accordance with GAAP, including to the extent included in interest expense in accordance with GAAP (a) the amortization of debt discounts and (b) the portion of any payments or accruals with respect to capital leases allocable to interest expense plus (ii) capitalized interest of the Borrower and its Consolidated Restricted Subsidiaries for such period on a consolidated basis in accordance with GAAP. If any Consolidated Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with
Section 6.10, then on and after the date of such designation, Consolidated Interest Expense shall be computed for all prior periods as if such Subsidiary was not a Consolidated Restricted Subsidiary during such periods.

                  "Consolidated Restricted Subsidiaries" means each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controls", "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

                  "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than 90 days past due or that are being contested in good faith by appropriate proceedings and as to which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all obligations or undertakings of such Person with respect to payments received by such Person in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts, contracts to deliver oil, gas or other minerals in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment) or with respect to other obligations to deliver goods or services in consideration of advance payments therefor but excluding gas imbalances arising in the ordinary course of business between joint working interest owners of production; (k) obligations arising under futures contracts, swap contracts or similar hedging agreements; and (l) all obligations of such Person under any synthetic lease, tax retention operating lease or off-balance sheet loan or financing. The

Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, the sum of (i) the consolidated net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP plus
(ii) to the extent included in the determination of such net income (or loss), the consolidated charges for such period for interest, depreciation, depletion and amortization plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such net income, the amount of the provision for or benefit from income taxes; provided that in determining such consolidated net income and such consolidated charges, there shall be excluded therefrom (to the extent otherwise included therein) (a) the net income (but not loss) of, and charges for interest, depreciation, depletion and amortization of, any Person which is subject to any restriction, contractual or otherwise, which prevents the payment of dividends or distributions or the making of dividends or distributions on Equity Interests of such Person to the extent of such restrictions, (b) pre-tax gains or losses on the sale, transfer or other disposition of any property by the Borrower or its Consolidated Restricted Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (c) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (d) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes; provided further that in determining EBITDA, there shall be disregarded the after-tax effects of each of the following matters: (i) write-downs after December 31, 2002 under FASB Statement No. 19, (ii) non-cash write-downs of assets after December 31, 2002 under FASB Statement No. 121 or pursuant to Rule 4-10(c) of SEC Regulation S-X (17CFR Section 210.4-10(c)), and
(iii) non-cash gains, losses or adjustments under FASB Statement. No. 133; provided further that if during such period the Borrower or any of its Consolidated Restricted Subsidiaries acquires or disposes of any Person (or any Equity Interest in any Person other than the Borrower) or all or substantially all of the assets of any Person, the EBITDA attributable to such assets (or an amount equal to the percentage of ownership of the Borrower or Consolidated Restricted Subsidiary, as the case may be, in such Person so acquired or disposed times the EBITDA of such Person) for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Administrative Agent, not to be unreasonably withheld) shall be included (in the case of an acquisition) or excluded (in the case of a disposition) as EBITDA for such period; except that during the portion of such period that follows such acquisition or disposition, the computation in respect of EBITDA of such Person or such assets, as the case may be, shall be made on the basis of actual (rather than pro forma) results. If any Consolidated Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 6.10, then on and after the date of such designation, EBITDA shall be computed for all prior periods as if such Subsidiary was not a Consolidated Restricted Subsidiary during such periods.

                  "EBITDA to Interest Ratio" means, for any period, the ratio of
(i) EBITDA for such period to (ii) Consolidated Interest Expense for such period.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Engineering Reports" has the meaning assigned to that term in
Section 2.04(b).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, permits or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excepted Liens" means (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance or other social security laws or regulations; (iii) operator's, vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or a Restricted Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of Debt, the deferred purchase price of Property or services or other monetary obligations), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or a Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines and distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment which in the aggregate do not have a Material Adverse Effect and, in each case, arise in the ordinary course of business; (vi) defects, irregularities in title, zoning restrictions and deficiencies in title of any Property which in the aggregate do not have a Material Adverse Effect;
(vii) deposits not exceeding $10,000,000 in the aggregate outstanding at any one time to secure the performance of requirements of any Governmental Authority, bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (viii) reservations in original grants from any Governmental Authority; (ix) rights of any Governmental Authority to terminate a lease; and (x) Liens of judgments that do not constitute an Event of Default under Section 7.01(k); provided that in no event will any Lien on property of the Borrower or any Restricted Subsidiary that secures any obligation of an Unrestricted Subsidiary be an Excepted Lien.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "Existing Credit Agreement" means the Credit Agreement dated as of January 23, 2001 among the Borrower, JPMorgan Chase Bank and others, as amended.

                  "Existing Letters of Credit" means the letters of credit listed on Schedule 1.01.

                  "Facility Obligations" means all obligations (liquidated, contingent or otherwise) from time to time owed by the Borrower or any Subsidiary pursuant to, as a result of, or in connection with any Loan Document, including all principal of and interest on the Loans, all reimbursement and other obligations in connection with the Letters of Credit and all obligations to pay fees, costs, expenses, indemnities and other amounts payable under any Loan Document.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including the creation of any Lien on any asset of the guarantor to secure any such Debt or obligation and any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates released into the environment, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

                  "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Information Memorandum" means the Confidential Information Memorandum dated February, 2004 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

                  "Interest Payment Date" means (a) with respect to any ABR Loan the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the fourteenth day thereafter (subject to availability) (an "Irregular Interest Period") or on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may elect, or such other period as may be requested by the Borrower and agreed to by all of the Lenders (also an "Irregular Interest Period"), provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be elected that would end after the Maturity Date, and (iii) any Interest Period (other than an Irregular Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investment" means, as applied to any Person, any direct or indirect (i) purchase or other acquisition by such Person of any Equity Interest, Debt or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, (ii) loan or advance made by such Person to any other Person, (iii) Guarantee, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (iv) creation of any Debt owed to such Person by any other Person, (v) capital contribution or other investment by such Person in any other Person or (vi) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.

                  "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate maximum undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement and the

Existing Letters of Credit.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) production payments and the like payable out of Oil and Gas Properties and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, any promissory note referred to in Section 2.10(e) and each Subsidiary Guaranty.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document, except that seasonal declines in energy prices will not constitute a Material Adverse Effect.

                  "Material Indebtedness" means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount equal to or exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "Maturity Date" means March 14, 2008.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Non-Recourse Debt" means Debt of a Subsidiary:

                  (1) as to which neither the Borrower nor any Restricted Subsidiary (a) provides credit support of any kind (including any Guarantee, undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Debt of the Borrower or any Restricted Subsidiary to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders of such Non-Recourse Debt have been notified in writing that they will not have any recourse to the Borrower, any Restricted Subsidiary or any assets of any of them.

                  "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

                  "Oil or Gas Swap Contract" means any crude oil or natural gas price swap, price cap, price collar, forward agreement, or other exchange or price protection transaction or any combination of such transactions or agreements or options with respect to any such transaction or agreement.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Outside Report" has the meaning assigned to such term in
Section 5.11(a).

                  "Participant" has the meaning set forth in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Investments" means:

                  (a) investments existing on the Effective Date and listed on Schedule 1.01;

                  (b) investments in additional Oil and Gas Properties and gas gathering systems related thereto;

                  (c) accounts receivable arising out of the sale of Hydrocarbons, other assets or services in the ordinary course of business;

                  (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are legally backed by the full faith and credit of the United States), in each case maturing within one year from the date of creation thereof;

                  (e) commercial paper maturing within one year from the date of creation thereof rated A2 or higher by S&P or P2 or higher by Moody's;

                  (f) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time by S&P or Moody's, respectively;

                  (g) advances to operators under operating agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

                  (h) repurchase agreements of any commercial banks in the United States and Canada, if the commercial paper of such bank or of the bank holding company of which such bank is a wholly-owned subsidiary is rated in the highest rating categories of S&P, Moody's or any other rating agency satisfactory to the Required Lenders, that are fully secured by securities described in paragraph (d) of this definition;

                  (i) eurodollar investments maturing within one year with financial institutions meeting the qualifications established in paragraph (f) of this definition;

                  (j) any investment in any Unrestricted Subsidiary if, at the time of making such investment, the aggregate book value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis (excluding investments in Unrestricted Subsidiaries) exceeds $2,250,000,000;

                  (k) any investment in, or loans or advances to, or Guarantees of any Debt permitted by Section 6.09 of, Restricted Subsidiaries that are wholly-owned by the Borrower;

                  (l) investments in loan participations purchased from a bank with which deposits may be made under paragraph (f) of this definition, if the remaining term of any such participation at the time such participation is bought is 90 days or less and the borrower obligated to pay such loan then has a credit rating of A2 or higher from S&P or P2 or higher from Moody's on such borrower's short term unsecured obligations;

                  (m) remarketed certificates of participation sold in private placements, representing undivided interests in the assets of a trust or similar entity owning debt instruments, provided that such certificates of participation have received a credit rating of A2 or higher from S&P or of P2 or higher from Moody's and are payable in full within 90 days after purchase;

                  (n) asset backed securities with an average life of 24 months or less and rated in one of the top two rating categories of Moody's or S&P;

                  (o) corporate notes or bonds rated A3 or better by Moody's or A- or better by S&P maturing within one year;

                  (p) loans and advances made by any Restricted Subsidiary to the Borrower;

                  (q) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

                  (r) any acquisition of any Equity Interest or other securities if the only consideration given therefor is shares of common stock of the Borrower; and

                  (s) investments in the Newfield Foundation in an amount up to $2,000,000 per year (and the Newfield Foundation may invest such amounts and any amounts funded prior to the Effective Date in any securities or investments deemed appropriate by the trustee committee thereof).

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Property" and "asset" (in each case whether or not capitalized) each means any and all tangible and intangible assets and properties, including goods, real property, personal property, fixtures, cash, securities, accounts, contract rights, intangibles, intellectual property, any other form of asset or property and any interest therein.

                  "Redetermination Date" has the meaning set forth in Section 2.04.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

                  "Reserve Report" means a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of the last day of each December (the "December 31 Reserve Report") and as of the last day of June (the "June 30 Reserve Report") (or such other date as comports with Section 5.11(b) in the event of an unscheduled redetermination) the proved oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, together with a projection of the rate of production and future net income, production, severance or similar taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time. Furthermore, such information shall be provided for each field, unit or lease comprising the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and by category of the reserves contained in each well, unit or lease, including proved producing, proved non-producing and proved undeveloped.

                  "Responsible Officer" means the chief executive officer, the president, any vice president or the chief financial officer of the Borrower.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

                  "Restricted Subsidiaries" mean all Subsidiaries that are not Unrestricted Subsidiaries.

                  "S&P" means Standard & Poor's.

                  "Sale Leaseback Transaction" means any arrangement entered into by the Borrower or any Subsidiary, directly or indirectly, whereby the Borrower or any Subsidiary shall sell or transfer any Property and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Scheduled Redetermination Date" shall have the meaning set forth in Section 2.04(a).

                  "Senior Notes" means the senior unsecured notes having a principal balance of $300,000,000 on the Effective Date issued under the indenture dated October 15, 1997 between the Borrower and Wachovia Bank, National Association (formerly First Union National Bank), as trustee, and all other senior notes (other than notes evidencing the Loans) issued by the Borrower or any Subsidiary after the Effective Date to the extent that the principal of such senior notes is due more than one year after the date of issuance thereof.

                  "Senior Subordinated Indenture" means that certain indenture dated as of December 10, 2001 between the Borrower and Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee, as supplemented by the First Supplemental Indenture dated as of August 13, 2002.

                  "Senior Subordinated Notes" means those certain 8 3/8% Senior Subordinated Notes due 2012 in an aggregate amount of $250,000,000 issued under the Senior Subordinated Indenture by the Borrower and all obligations relating thereto.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means the Senior Subordinated Notes and other Debt issued by the Borrower containing provisions subordinating such Debt to the Facility Obligations on terms reasonably comparable to subordination provisions generally used at the time for public subordinated debt issuances and containing other terms and conditions which are substantially similar to subordinated debt issued by companies of similar credit rating in the same industry, but in any event such Debt shall not (i) have any covenants or default provisions more restrictive than this Agreement or be Guaranteed by any Subsidiary or (ii) require any payment of principal or any redemption or purchase prior to March 31, 2011.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantor" means each Subsidiary that has executed a Subsidiary Guaranty.

                  "Subsidiary Guaranty" means a Guaranty Agreement substantially in the form of Exhibit C with such changes thereto, if any, as the Required Lenders may reasonable request, executed by a Subsidiary.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

                  "Syndication Agent" means Wachovia Bank, National Association, as syndication agent in connection with this Agreement.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Debt" means the consolidated Debt of the Borrower and its Consolidated Restricted Subsidiaries (other than obligations described in clause (k) of the definition herein of Debt).

                  "Total Debt to EBITDA Ratio" means, as of any day, the ratio of (i) the aggregate principal amount of Total Debt outstanding on such day to
(ii) EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended prior to such day (or, if such day is the last day of a fiscal quarter of the Borrower, for the four consecutive fiscal quarters of the Borrower ended on such day).

                  "Transactions" means the execution, delivery and performance by the Borrower and the Subsidiary Guarantors of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that has been designated as an Unrestricted Subsidiary by the Borrower in accordance with
Section 6.10, and (ii) each subsidiary of such Unrestricted Subsidiary.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").

                  Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, subject to any limitation on assignments set forth herein, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                  Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Available Commitment or (b) the total Credit Exposures exceeding the total Available Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

                  Section 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective

Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Available Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i)      the aggregate amount of the requested Borrowing;

                  (ii)     the date of such Borrowing, which shall be a Business
                           Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  Section 2.04. Borrowing Base. (a) During the period beginning on and including the Effective Date until the first Redetermination Date, the amount of the Calculated Borrowing Base shall be $875,000,000. So long as any of the Commitments is in effect or any Letter of Credit is outstanding and until payment in full of all Facility Obligations, the Calculated Borrowing Base shall be redetermined from time to time in accordance with Section 2.04(b) by the Administrative Agent with the concurrence of the Borrowing Base Approval Lenders. Redeterminations shall occur on or around the first Business Day of each May and November, commencing November 1, 2004 (each being a "Scheduled Redetermination Date") and may occur on other dates in accordance with Section 2.04(d). Upon any redetermination of the Calculated Borrowing Base, such redetermination shall remain in effect until the next Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Calculated Borrowing Base becomes effective subject to the notice requirements specified in
Section 2.04(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments is in effect or any Letter of Credit is outstanding and until all of the Facility Obligations are paid in full, the credit facilities provided herein shall be governed by the then effective Calculated Borrowing Base.

                  (b) Upon receipt of the reports required by Section 5.11 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent (the "Engineering Reports"), the Administrative Agent will redetermine a new Calculated Borrowing Base. Such redetermination will be in accordance with the Administrative Agent's normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Administrative Agent in its sole discretion, may make adjustments to the rates, volumes, prices and other assumptions set forth therein. The Administrative Agent shall propose to the Lenders a new Calculated Borrowing Base within 30 days following receipt by the Administrative Agent of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Administrative Agent, each Lender shall have 10 days to agree or disagree with such proposal. Any failure of a Lender to communicate its approval or disapproval within such ten day period shall be deemed to be an approval of such proposal. If the Borrowing Base Approval Lenders approve (including any such deemed approval) the Administrative Agent's proposal, then such proposal shall be the new Calculated Borrowing Base. If however, the Borrowing Base Approval Lenders do not approve such proposal within 10 days, the Borrowing Base Approval Lenders shall, within a reasonable period of time, agree on a new Calculated Borrowing Base.

                  (c) The Administrative Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Calculated Borrowing Base, at any time, if title information is not reasonably satisfactory.

                  (d) In addition to scheduled redeterminations, the Borrower may request an unscheduled redetermination of the Calculated Borrowing Base at any other time but no more often than once between Scheduled Redetermination Dates by specifying in writing to the Administrative Agent the date on which such redetermination is to occur and providing a Reserve Report in accordance with Section 5.11(b) at least 60 days prior to the requested redetermination date. Also, the Required Lenders may initiate only one unscheduled redetermination during any consecutive 12 month period by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 5.11(b) and the date on which such redetermination is to occur.

                  (e) The Administrative Agent shall promptly notify in writing the Borrower and the Lenders of the new Calculated Borrowing Base. Any redetermination of the Calculated Borrowing Base shall not be in effect until written notice thereof is received by the Borrower.

                  Section 2.05. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), 2.06(d) or (e) or 2.07(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit in dollars for its own account or for the account of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the total Credit Exposures shall not exceed the total Available Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section
2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Furthermore, if any amount of cash collateral is required to be paid to the Administrative Agent pursuant to subclause (i)(2) or (ii)(2) of Section 2.10(f), the Borrower shall pay such amount to the Administrative Agent to be deposited in such account. All deposits contemplated by this Section 2.06(j) shall be held by the Administrative Agent as collateral for the payment and performance of the Facility Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Facility Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to be issued under this Agreement as of the Effective Date and shall constitute Letters of Credit hereunder for all purposes (including Section 2.06(d)), and no notice requesting issuance thereof shall be required hereunder. Each reference herein to the issuance of a Letter of Credit shall include any such deemed issuance. JPMorgan Chase Bank is the Issuing Bank for purposes of the Existing Letters of Credit. All fees accrued on the Existing Letters of Credit to but excluding the Effective Date shall be for the account of the "Agent" and the "Banks" (as those terms are used in the Existing Credit Agreement), and all fees accruing on the Existing Letters of Credit on and after the Effective Date shall be for the account of the Issuing Bank and the Lenders as provided herein.

                  Section 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing, and the provisions of the preceding sentence applicable to the Borrower in respect of the failure of such Lender to make such share of such Borrowing available to the Administrative Agent shall apply only to the date such payment is made.

                  Section 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  Section 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the total Credit Exposures would exceed the total Available Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  Section 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  (f) If at any time the Borrowing Base Deficiency Amount is greater than zero, then the Borrower shall (i) within 45 days of receipt of written notice thereof, (1) prepay the principal of the Loans (or reduce the LC Exposure) in an amount equal to 50% of such Borrowing Base Deficiency Amount (but this subclause (i)(1) shall not require prepayment or reduction in an amount exceeding the outstanding principal balance of the Loans), and (2), if the Loans are prepaid in full pursuant to the foregoing subclause (i)(1) and 50% of such Borrowing Base Deficiency Amount exceeds the principal amount of the Loans so prepaid plus the amount the LC Exposure was reduced pursuant to the foregoing subclause (i)(l), pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.06(j) hereof; and (ii) within 90 days of receipt of written notice thereof, (1) prepay the principal of the Loans (or reduce the LC Exposure) in an amount equal to such Borrowing Base Deficiency Amount remaining after application of the amounts referenced in clause (i) of this sentence (but this subclause (ii)(1) shall not require prepayment or reduction in an amount exceeding the outstanding principal balance of the Loans), and (2) if the Loans are prepaid in full pursuant to the foregoing subclause (ii)(l) and if such remaining Borrowing Base Deficiency Amount exceeds the principal amount of the Loan so prepaid plus the amount the LC Exposure was reduced pursuant to the foregoing subclause (ii)(l), pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.06(j) hereof. Additionally, at the time of each prepayment of principal of the Loans pursuant to this
Section 2.10(f), the Borrower will pay all interest accrued to the date of such prepayment on the principal amount so prepaid.

                  Section 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  Section 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Available Commitment (For Fee Purposes) of such Lender during the period from and including the date of this Agreement to but excluding the date on which the Commitment of such Lender terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. Additionally, if any principal of Senior Notes at any time is paid, then the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional commitment fee equal to the Applicable Rate on the date of such payment times the amount of such payment, for the period from the Redetermination Date immediately prior to such date of payment (or if the first Redetermination Date has not occurred, from the Effective Date) to such date of payment, which additional commitment fee shall be payable on such date of payment. Additionally, if any principal of Subordinated Debt at any time is paid, then the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional commitment fee equal to the Applicable Rate on the date of such payment times the amount of such payment times 0.3, for the period from the Redetermination Date immediately prior to such date of payment (or if the first Redetermination Date has not occurred, from the Effective Date) to such date of payment, which additional commitment fee shall be payable on such date of payment. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, provided that the minimum participation fee payable to any Lender with respect to any Letter of Credit will be $500 times such Lender's Applicable Percentage, and

(ii) to the Issuing Bank an issuance fee of $250 and a fronting fee, which shall accrue at the rate of 1/8% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment pursuant to Section 2.11 of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  Section 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence of the matters covered thereby absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or the existence of a Borrowing Base Deficiency), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of the matters covered thereby absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  Section 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be prima facie evidence of the matters covered thereby absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person or to take any position to obtain a refund, deduction or credit that is inconsistent with any position otherwise taken by the Administrative Agent or such Lender, as the case may be, on any of its tax returns.

                  Section 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

                  Section 3.01. Organization; Powers; Subsidiaries. The Borrower is duly organized and validly existing under the laws of Delaware. The Borrower is in good standing under the laws of Delaware, each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each of the Borrower and its Subsidiaries has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, all Subsidiaries are Restricted Subsidiaries. As of the Effective Date, no Subsidiary has in effect any Guarantee of any Debt or other obligation of the Borrower or any Subsidiary.

                  Section 3.02. Authorization; Enforceability. The Transactions are within the Borrower's (and, in the case of the execution, delivery and performance of a Subsidiary Guaranty by a Subsidiary Guarantor, such Subsidiary Guarantor's) powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Subsidiary Guaranty signed by a Subsidiary Guarantor has been duly executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  Section 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by PricewaterhouseCoopers LLC, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, except that seasonal declines in energy prices will not constitute a material adverse change for purposes hereof.

                  (c) Neither the Borrower nor any Subsidiary has on the Effective Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the financial statements dated as of December 31, 2002 referred to in
Section 3.04(a). Since the date of such financial statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                  (d) As of the Effective Date, no Subordinated Debt is outstanding except the Senior Subordinated Notes.

                  Section 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property (except Oil and Gas Properties) material to its business, except where the failure to have such title and leasehold interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except where the failure to have such ownership or license or the existence of such infringement, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Except as set out in the certificates delivered pursuant to Sections 4.01(f) and 5.11(d), each of the Borrower and the Subsidiaries has good and defensible title to its material (individually or in the aggregate) Oil and Gas Properties, free and clear of all Liens except Liens permitted by Section 6.02. As used in this Agreement, "good and defensible title" to Oil and Gas Properties shall be based on the standard that a prudent Person engaged in the business of ownership, development and operation of Oil and Gas Properties where such Oil and Gas Properties are located with knowledge of all of the facts and their legal bearing would be willing to accept as good and defensible title. Except as set forth in the certificates delivered pursuant to Sections 4.01(f) and 5.11(d), after giving full effect to the Liens permitted by Section 6.02 and subject to permitted sales under this Agreement, the Borrower and its Restricted Subsidiaries own the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report in all material respects and the ownership of such Properties shall not in any material respect obligate the Borrower or any Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operation of any such Property in an amount in excess of the working interest of such Property set forth in the most recently delivered Reserve Report. All factual information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date of such Reserve Report.

                  (d) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are, to the best knowledge of the Borrower and its Subsidiaries, valid and subsisting, in full force and effect and, to the best knowledge of the Borrower and its Subsidiaries, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would in the aggregate have a Material Adverse Effect.

                  (e) The rights, properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including all easement and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the Effective Date.

                  (f) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of their business are in good working condition for their current use and are maintained in accordance with business standards of a reasonably prudent operator where such assets and Properties are located.

                  (g) Except (i) as set forth on Schedule 3.05 and (ii) for participation agreements existing or entered into in the ordinary course of business of the Borrower with respect to the drilling, development or acquisition of Oil and Gas Properties with participants under arrangements which do not constitute state law partnerships, as of the Effective Date the Borrower has no Subsidiaries and no interest in any partnerships.

                  Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) Except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim asserting or alleging any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  Section 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  Section 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" as those terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" as those terms are defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  Section 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

                  Section 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent, the Syndication Agent, either Co-Lead Arranger or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contained when furnished any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time recognizing that there are industry-wide risks normally associated with the types of business conducted by the Borrower and its Subsidiaries; provided further that it is understood that the Reserve Reports are based upon professional opinions, estimates and projections.

                  Section 3.12. Insurance. Insurance complying with the requirements of Section 5.05 is in full force and effect. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                  Section 3.13. Fiscal Periods. The fiscal year of the Borrower and its consolidated Subsidiaries is the twelve-month period ending on December 31 of each year and the fiscal quarters of the Borrower and its consolidated Subsidiaries are each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each year.

                  Section 3.14. Use of Proceeds. Following application of the proceeds of each Loan, not more than 25% of the value of assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a consolidated basis), which are subject to any arrangement with the Administrative Agent, the Issuing Bank or any Lender (herein or otherwise) whereby the Borrower's or any Restricted Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted (or pursuant to which the exercise of any such right is or may be cause for accelerating the maturity of all or any portion of the Loans or any amount payable hereunder or under any such other arrangement), will be margin stock (within the meaning of Regulation U of the Board).

                                   ARTICLE IV

                                   CONDITIONS

                  Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins L.L.P., counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 and setting forth the calculation of the Borrowing Base as of the Effective Date.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Administrative Agent shall have received the December 31 Reserve Report for 2003 comporting with the requirements of Section 5.11(a), the related reports contemplated by Section 5.11(c), any related Engineering Reports requested by the Administrative Agent and the certificate contemplated by Section 5.11(d).

                  (g) The Administrative Agent shall have received an original promissory note as contemplated by Section 2.10(e) for each Lender that has notified the Administrative Agent prior to the Effective Date that such Lender requests such note.

                  (h) The Administrative Agent shall have received such other documents as it may reasonably request.

                  (i) All commitments under, and all letters of credit (other than the Existing Letters of Credit) issued pursuant to, the Existing Credit Agreement shall have been terminated and all amounts outstanding under the Existing Credit Agreement shall have been paid in full. Each Lender that is a party to the Existing Credit Agreement waives each notice of termination of such commitments or of prepayment required thereby.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 31, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement (and, if any Subsidiary Guaranty has been executed, of the Subsidiary Guarantors set forth in the Subsidiary Guaranties) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

                  (c) No Material Adverse Effect shall have occurred since December 31, 2002.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  Section 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated (and if any Unrestricted Subsidiary existed during such year, its unaudited consolidating) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, (i) all (other than any such consolidating balance sheet and consolidating statements) reported on by PricewaterhouseCoopers LLC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) in the case of such consolidating balance sheet and consolidating statements, if any, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated (and if any Unrestricted Subsidiary existed during such year its consolidating) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis (and, in the case of such consolidating balance sheet and consolidating statements, if any, on a consolidating basis) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.21 and 6.22,
(iii) setting forth a calculation of the Borrowing Base and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the delivery to the Securities and Exchange Commission, a copy of the certification signed by the principal executive officer and the principal financial officer of the Borrower (each, a "Certifying Officer") as required by Rule 13A-14 under the Securities Exchange Act of 1934 and a copy of the internal controls disclosure statement by such Certifying Officers as required by Rule 13A-15 under the Securities Exchange Act of 1934 and Final Rules Release No. 33-8238 of the United States Securities and Exchange Commission, each as included in the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for the applicable fiscal period;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, notice of such rating change;

                  (g) within three Business Days of any issuance of Subordinated Debt or any Senior Note, notice of such issuance including the amount and maturity thereof and a copy of the indenture or other instrument pursuant to which such Subordinated Debt or Senior Note was issued;

                  (h) if the Borrowing Base Debt Amount has increased by more than $5,000,000 since the most recent Redetermination Date (or if the first Redetermination Date has not occurred, since the Effective Date), (i) within five Business Days of such increase, notice of such amount and (ii) until the next Redetermination Date, notice of the amount of each additional increase (if $5,000,000 or more) in the Borrowing Base Debt Amount; provided that the Borrower will not be required to provide such notices with respect to increases in the Borrowing Base Debt Amount resulting from short term borrowings under the Borrower's money market lines of credit so long as the total aggregate outstanding principal amount of such borrowings does not exceed $40,000,000; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default or the occurrence of any Borrowing Base Deficiency;

                  (b) the filing or commencement of any claim for taxes, action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that involves monetary claims in excess of $20,000,000 or that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises used or useful in the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03 or the release, surrender or disposition of the legal existence of any Restricted Subsidiary or of any such rights, licenses, permits, privileges and franchises (other than the legal existence of the Borrower), if all such releases, surrenders and dispositions, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property (except Oil and Gas Properties) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  Section 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  Section 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.08. Oil and Gas Properties. (a) The Borrower will operate, and will cause the Subsidiaries to operate, their Oil and Gas Properties or cause such Oil and Gas Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all respects with all requirements of any Governmental Authority, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (a) The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair and working order (ordinary wear and tear excepted) all of its Oil and Gas Properties and other material Properties including all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. In a manner consistent with the prudent operator standard, the Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens permitted by Section 6.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.09. Principal Business. Borrower will, and will cause each Subsidiary to, maintain as its primary business the exploration, production and development of oil, natural gas and other liquid and gaseous Hydrocarbons.

                  Section 5.10. Subsidiary Guaranties. If any Restricted Subsidiary is created or acquired which has Guaranteed, or any Restricted Subsidiary Guarantees or proposes to Guarantee (in each case, the "Guaranteeing Subsidiary"), any Debt or other obligation of the Borrower or any Restricted Subsidiary, then the Borrower will cause the Guaranteeing Subsidiary, simultaneously with or prior to such acquisition or creation or such Guarantee of Debt or other obligation, as the case may be, to deliver to the Administrative Agent (i) a Subsidiary Guaranty duly executed by such Guaranteeing Subsidiary, (ii) certified copies of the charter, by-laws, partnership or company agreement or similar documents pertaining to such Guaranteeing Subsidiary, (iii) evidence, reasonably satisfactory to the Administrative Agent, of the authorization and due execution and delivery of such Subsidiary Guaranty by such Guaranteeing Subsidiary, (iv) other documents and certificates of the type referred to in Section 4.01(c) with respect to such Guaranteeing Subsidiary and (v) a legal opinion of counsel reasonably acceptable to the Administrative Agent in substantially the form of Exhibit B, but referring to such Guaranteeing Subsidiary and such Subsidiary Guaranty rather than the Borrower and the documents referred to in Exhibit B.

                  Section 5.11. Engineering Reports. (a) The Borrower shall deliver the December 31 Reserve Report at least 60 days prior to the next following May 1 Scheduled Redetermination Date. The Borrower shall deliver the June 30 Reserve Report at least 60 days prior to the next following November 1 Scheduled Redetermination Date. The December 31 Reserve Report shall include (a) a report prepared by Ryder-Scott Company, Petroleum Engineers, DeGoyler & McNaughton or other certified independent engineer of recognized standing satisfactory to the Administrative Agent (the "Outside Report"), which covers at least 80% of the proved oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries, and (b) a report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such report to be true and accurate and to have been prepared in accordance with the procedures used in such Outside Report (the "Company Report"), which covers the proved oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries which were not covered by such Outside Report. The June 30 Report shall be a Company Report which covers the proved oil and gas reserves attributable to all of the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. The Borrower may elect to use the immediately preceding December 31 Reserve Report instead of preparing the June 30 Reserve Report, in which case reserve run off with no replacement will be assumed. Further, the Borrower will be required to provide a review of the Oil and Gas Properties which shall include a comparison of actual and projected production volumes.

                  (a) For each unscheduled redetermination, the Borrower shall furnish to the Lenders, a Reserve Report, as of a date no earlier than 60 days prior to the date on which such redetermination is to occur in accordance with Section 2.04(d), prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report. For any unscheduled redetermination requested by the Required Lenders pursuant to Section 2.04(d), the Borrower shall provide such Reserve Report as soon as possible, but in any event no later than 45 days following its receipt of the request by the Required Lenders.

                  (b) Concurrently with the delivery of each Reserve Report, the Borrower shall provide the Lenders production reports covering in the aggregate the net production of oil and gas of the Borrower and the Restricted Subsidiaries, which reports shall include quantities or volumes of production, realized product prices, operating expenses, taxes, capital expenditures and such other information as the Administrative Agent may reasonably request and covering the six month period ending on the "as of" date of the Reserve Report being delivered with such production report.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Lenders, a certificate from the Responsible Officer who is the chief engineer of the Borrower that, to the best of his knowledge and in all material respects, (i) the factual information contained in the Reserve Report and Engineering Reports is true and correct, (ii) the Borrower or a Restricted Subsidiary owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report free of all Liens except for Excepted Liens, (iii) except as set forth on an exhibit to the certificate or in the Reserve Report, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) no Oil and Gas Properties have been sold since the date of the last Calculated Borrowing Base determination except as permitted by the terms of this Agreement, (v) attached to the certificate are statements of the Borrower's and each Restricted Subsidiary's outstanding Oil or Gas Swap Contracts, which statements shall include for each such Oil or Gas Swap Contract (A) the termination date, (B) the notional amounts or volumes and the periods covered by such volumes, and (C) the price to be paid or the basis for calculating the price to be paid by the Borrower and the other Person under each Oil or Gas Swap Contract for each of the future periods covered by each Oil or Gas Swap Contract, (vi) the Borrowing Base Debt Amount on the date of such certificate is the amount set forth in such certificate, and (vii) the amount of Subordinated Debt outstanding on the date of such certificate is the amount set forth in such certificate.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  Section 6.01. Debt. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Debt, if at the time of such creation, incurrence or assumption or immediately after giving effect thereto any Borrowing Base Deficiency would exist or any Default shall have occurred and be continuing; provided that this Section 6.01 shall not prohibit the Borrower and its Restricted Subsidiaries from creating or incurring, even if a Borrowing Base Deficiency or any Default shall have occurred, (i) Debt evidenced by bonds or surety obligations, in each case required by any Governmental Authority, (ii) obligations to pay into escrow accounts or establish other reserves, in each case under this clause (ii) only in amounts necessary to cover costs of abandonment of oil and gas wells or drilling sites, and (iii) obligations described in clause (k) of the definition herein of Debt that arise after the occurrence of a Borrowing Base Deficiency or Default pursuant to a futures contract, swap contract or similar hedging agreement entered into prior to such occurrence; provided further that this
Section 6.01 shall not prohibit obligations described in clause (k) of the definition herein of Debt if no Default shall have occurred and be continuing.

                  Section 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Excepted Liens;

                  (b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, (iii) such Lien does not secure any obligation of an Unrestricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens securing Capital Lease Obligations of the Borrower or any Restricted Subsidiary if the aggregate amount of all such Capital Lease Obligations does not exceed $25,000,000 and such Liens do not encumber any Oil and Gas Properties;

                  (e) Liens on cash or securities securing obligations of the Borrower or any Restricted Subsidiary arising by law or under production sharing contracts, joint operating agreements or similar agreements to pay into escrow accounts or establish other reserves, in each case only in amounts necessary to cover costs of abandonment of oil and gas wells or drilling sites; and

                  (f) Liens on the Equity Interests of any Unrestricted Subsidiary.

                  Section 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its business or assets, or any Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, this Section 6.03 shall not prohibit (i) any Person from merging into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) from merging into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary wholly-owned by the Borrower, (iii) any Restricted Subsidiary from selling, transferring, leasing or otherwise disposing of its assets to the Borrower or to another Restricted Subsidiary wholly-owned by the Borrower, (iv) any Restricted Subsidiary from liquidating or dissolving if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Restricted Subsidiary from selling, transferring, leasing or otherwise disposing of its assets if such sale, transfer, lease or other disposition would otherwise be permitted under
Section 6.14.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment in any Person except Permitted Investments. The Borrower will not, and will not permit any Restricted Subsidiary to, Guarantee any obligation of any Unrestricted Subsidiary.

                  Section 6.05. Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, except
(a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

                  Section 6.06. Restricted Payments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, pay, declare or make, or agree to pay, declare or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) the Borrower may declare and pay cash dividends, and redeem for cash or repurchase for cash its common and preferred stock, if in each case (i) the aggregate amount of such dividends plus the aggregate amount paid for such redemptions and repurchases during each four consecutive fiscal quarters of the Borrower does not exceed 100% of the consolidated net income of the Borrower and its Restricted Subsidiaries for such four quarters, and (ii) at the time of any such dividend, redemption or repurchase, and immediately after giving effect thereto, no Borrowing Base Deficiency shall exist and no Default shall have occurred and be continuing.

                  Section 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower and each Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Restricted Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

                  Section 6.08. Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Debt of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt (including Capital Lease Obligations) permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  Section 6.09. Subsidiary Debt and Preferred Stock. The Borrower will not permit any Restricted Subsidiary to issue preferred stock and will not permit the aggregate principal amount of Debt of its Restricted Subsidiaries (excluding any Debt of a Restricted Subsidiary owed to the Borrower or another Restricted Subsidiary, but including any Guarantee by a Restricted Subsidiary of Debt of the Borrower) at any time to exceed $25,000,000.

                  Section 6.10. Designation of Unrestricted Subsidiaries. The Borrower will not designate any Subsidiary as an Unrestricted Subsidiary, unless:

                  (i) neither such Subsidiary nor any of its subsidiaries has any Debt except Non-Recourse Debt;

                  (ii) neither such Subsidiary nor any of its subsidiaries is a party to any agreement, arrangement, understanding or other transaction with the Borrower or any Restricted Subsidiary, except those agreements and other transactions entered into in writing in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower and each Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

                  (iii) at the time of such designation, the aggregate book value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis (excluding investments in Unrestricted Subsidiaries) exceeds $2,250,000,000;

                  (iv) neither such Subsidiary nor any of its subsidiaries is a Guarantor Subsidiary or has any outstanding Letter of Credit issued for its account;

                  (v) neither such Subsidiary nor any of its subsidiaries owns any Oil and Gas Properties included in the Calculated Borrowing Base or other Property relevant to the Calculated Borrowing Base in effect at the time of such designation;

                  (vi) at the time of such designation and immediately after giving effect thereto, no Borrowing Base Deficiency shall exist and no Default shall have occurred and be continuing;

                  (vii)    the Borrower would have been in compliance with
         Section 6.22 on the last day of the most recently ended fiscal quarter of the Borrower had such Subsidiary been an Unrestricted Subsidiary on such day;

                  (viii) neither such Subsidiary nor any of its subsidiaries owns any Debt or Equity Interest of, or is the beneficiary of any Lien on any property of, the Borrower or any Restricted Subsidiary; and

                  (ix) at or immediately prior to such designation, the Borrower delivers a certificate to the Lenders certifying (a) the names of such Subsidiary and all of its subsidiaries, and (b) that all requirements of this Section have been met for such designation.

                  Section 6.11. New Unrestricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to acquire or create any subsidiary of such Unrestricted Subsidiary unless such subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 6.10.

                  Section 6.12. Sale Leaseback Transactions. The Borrower will not enter into, and will not permit any Restricted Subsidiary to enter into, any Sale Leaseback Transaction if, immediately after giving effect thereto, the aggregate amount of all Attributable Obligations for all Sale Leaseback Transactions would exceed $25,000,000.

                  Section 6.13. Sale or Discount of Receivables. The Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except that the Borrower may discount or sell past due accounts receivable and past due notes receivable if the Borrower determines in its reasonable judgment that such course of action is a reasonably prudent means of collection with respect to such note receivable or account receivable and if the notes and accounts receivables discounted or sold do not constitute a material portion of the Borrower's and the Restricted Subsidiaries' notes receivable or accounts receivable outstanding at such time.

                  Section 6.14. Sale of Oil and Gas Properties. Except for Hydrocarbons sold in the ordinary course of business as and when produced, the Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, transfer, farm-out or convey, directly or indirectly, by way of merger or sale of equity securities in a Subsidiary or otherwise ("Transfer"), any interest in any of its Oil and Gas Properties in excess of $100,000,000 in the aggregate during the period from the Effective Date to the initial Redetermination Date or during any period from one Redetermination Date to the next Redetermination Date, as such value is determined by the most recent December 31 Reserve Report using a 9% discount rate and giving effect to production prior to the effective date of the Transfer, without the prior written consent of Required Lenders, which consent will not be unreasonably withheld.

                  Section 6.15. Subsidiaries and Partnerships. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any Subsidiary unless (i) the Borrower shall give the Administrative Agent prompt notice of the creation of such Subsidiary and (ii) the Borrower is in compliance with Sections 5.10 and 6.04.

                  Section 6.16. Hydrocarbon Sales Contract. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any contract for the sale of Hydrocarbons produced from any of its Oil and Gas Properties in which the Borrower or such Subsidiary warrants quantities of Hydrocarbons to be delivered thereunder.

                  Section 6.17. Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, where such violations and remedial obligations would in the aggregate, have a Material Adverse Effect.

                  Section 6.18. Subordinated Debt. The Borrower will not modify or amend the terms of any Subordinated Debt or any related indentures or other document, if the effect of such modification or amendment would be to shorten the time for payment on any Subordinated Debt, increase the rate of interest on any Subordinated Debt or change the method of calculating interest so as to effectively increase the rate of interest on any Subordinated Debt, change any of the provisions of the covenants, subordination provisions and events of default or any of the definitions used in or relating thereto, or any other provisions which would detrimentally affect the rights of the Lenders.

                  Section 6.19. Fiscal Periods. The Borrower will not change, and will not permit any of its Consolidated Restricted Subsidiaries to change, its fiscal year from the twelve-month period ending on December 31 of each year or any of its fiscal quarters from the three-month periods ending March 31, June 30, September 30 and December 31 of each year.

                  Section 6.20. Use of Proceeds. The Borrower will not use, and will not permit any Subsidiary to use, the proceeds of any Loan for any purpose other than general corporate and working capital purposes which may include the acquisition, exploration and development of Oil and Gas Properties, and in any event will not use, and will not permit any Subsidiary to use, any such proceeds
(i) in any manner that violates or results in a violation of any law or regulation or this Agreement, or to purchase or carry, directly or indirectly, any margin stock (within the meaning of Regulation U of the Board) or for any purpose that would result in any Loan being a "purpose credit" within the meaning of Regulation U. The Borrower will not use and will not permit any Subsidiary to use any Letter of Credit to support any Debt of any Person or to support any obligation of an Unrestricted Subsidiary.

                  Section 6.21. Total Debt to EBITDA Ratio. The Borrower will not permit the Total Debt to EBITDA Ratio to exceed 3.00 to 1.00 at any time.

                  Section 6.22. EBITDA to Interest Ratio. The Borrower will not permit the EBITDA to Interest Ratio to be less than 3.00 to 1.00 for any period of four consecutive fiscal quarters of the Borrower.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  Section 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement (other than LC Disbursements that are financed as a Borrowing in accordance with
Section 2.06(e)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
(a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment, waiver or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to the Borrower's existence) or in Article II or Article VI;

                  (e) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if such indebtedness is paid when due;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (net of insured amounts payable by a financially responsible insurer that has been notified thereof and has not denied coverage) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000 for all periods;

                  (m)      a Change in Control shall occur;

                  (n) any provision of any Subsidiary Guaranty for any reason is not a legal, valid, binding and enforceable obligation of the Subsidiary Guarantor shown as being a party thereto or any Subsidiary or the Borrower shall so state in writing; or

                  (o) the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Issuing Bank under any Letter of Credit or extending the liability of the Issuing Bank under any Letter of Credit beyond the expiration date stated therein;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative

Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower. Without limiting the foregoing or any other provision hereof, the Borrower shall also have the obligations, and the Administrative Agent and Lenders shall have the rights and remedies, specified in Section 2.06(j).

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Section 8.01. The Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. THE ADMINISTRATIVE AGENT SHALL NOT BE LIABLE FOR ANY ACTION TAKEN OR NOT TAKEN BY IT WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED LENDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF THE LENDERS AS SHALL BE NECESSARY UNDER THE CIRCUMSTANCES AS PROVIDED IN SECTION 9.02) OR IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT. The Administrative Agent shall not be liable for the accuracy of, or the methodology or procedures used by it in redetermining or proposing, any Calculated Borrowing Base. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, any other Loan Document or any other agreement, instrument or document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the amount of the Borrowing Base, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (but such consultation shall not be required if an Event of Default shall have occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  EACH LENDER, RATABLY IN ACCORDANCE WITH ITS RESPECTIVE APPLICABLE PERCENTAGE, SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, SUB-AGENTS APPOINTED BY THE ADMINISTRATIVE AGENT PURSUANT

TO THIS ARTICLE VIII AND EACH RELATED PARTY OF THE ADMINISTRATIVE AGENT AND SUCH SUB-AGENTS (EACH SUCH PERSON BEING CALLED AN "AGENT INDEMNITEE") AGAINST, AND HOLD EACH AGENT INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY AGENT INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE TO THE EXTENT (i) THAT SUCH AGENT INDEMNITEE IS ENTITLED TO INDEMNIFICATION FROM THE BORROWER PURSUANT TO SECTION 9.03(b) AND (ii) EITHER
(1) SUCH AGENT INDEMNITEE IS NOT PROMPTLY AND INDEFEASIBLY PAID THE AMOUNT OF SUCH INDEMNIFICATION BY THE BORROWER OR (2) ANY SUCH PAYMENT IS RESCINDED OR MUST OTHERWISE BE RETURNED BY SUCH AGENT INDEMNITEE UPON THE INSOLVENCY, BANKRUPTCY OR REORGANIZATION OF ANY PERSON OR OTHERWISE. IT IS THE EXPRESS INTENT OF THE PARTIES HERETO THAT EACH AGENT INDEMNITEE SHALL, TO THE EXTENT CONTEMPLATED IN SECTION 9.03 BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. PAYMENT BY ANY LENDER PURSUANT TO THIS ARTICLE VIII SHALL NOT RELIEVE THE BORROWER OF ITS OBLIGATIONS UNDER SECTION 9.03, AND EACH LENDER MAKING A PAYMENT UNDER THIS PARAGRAPH SHALL BE ENTITLED TO RECEIVE FROM EACH AGENT INDEMNITEE SUCH LENDER'S RATABLE SHARE OF ANY AMOUNT INDEFEASIBLY RECOVERED BY SUCH AGENT INDEMNITEE FROM THE BORROWER ON ACCOUNT OF THE PREVIOUSLY UNPAID INDEMNIFICATION PURSUANT TO SECTION 9.03(b) THAT REQUIRED SUCH PAYMENT BY SUCH LENDER UNDER THIS PARAGRAPH, IN EACH CASE WITHOUT INTEREST.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at 363 N. Sam Houston Parkway, Suite 2020, Houston, Texas 77060, Attention of chief financial officer (Telecopy No. (713) 847-6006);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin St., 10th Floor, Houston, Texas 77002-8069, Attention of Ms. Janene English (Telecopy No. (713) 427-6307), with a copy to JPMorgan Chase Bank, 600 Travis Street, 20th Floor, Houston, Texas 77002, Attention of Mr. Peter Licalzi (Telecopy No. (713) 216-4117);

                  (iii) if to the Issuing Bank, to it at the address set forth in paragraph (ii) above; and

                  (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or, in the case of a change by a Lender, to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) postpone the due date of any payment of the principal amount of any Loan or LC Disbursement due pursuant to
Section 2.10(f), or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (v) delete (or make changes that have the practical effect of deleting) from this Agreement (1) the borrowing base mechanism or (2) the related requirement for mandatory prepayments, without the written consent of each Lender affected thereby (for avoidance of doubt, this clause (v) does not prevent changes consented to pursuant to clause (vi) of this sentence relating to methodology, timing, amounts or matters included or excluded in determining the Calculated Borrowing Base or the Borrowing Base, content of reports and similar items), (vi) change
Section 2.04 or 5.11 or change, for the purpose of any such Section, the definitions of defined terms used in any such Section, in each case without the written consent of the Administrative Agent and the Borrowing Base Approval Lenders, (vii) change Section 2.05(b) or (c) or Section 2.09 in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby, without the written consent of each Lender, or (viii) change any of the provisions of this Section, the definition of "Borrowing Base Approval Lenders" or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

                  Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of and due diligence related to the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (ii) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (iii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (iv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE. IT IS THE EXPRESS INTENT OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL, TO THE EXTENT PROVIDED IN THIS
SECTION 9.03, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), sub-agents appointed by the Administrative Agent pursuant to Article VIII and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any such sub-agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)(i)   Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B)      the Administrative Agent.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                           (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                           (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.05(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or the Syndication Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to any Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  Section 9.14. Co-Lead Arrangers, Co-Documentation Agents and Syndication Agent. None of the Co-Lead Arrangers, Co-Documentation Agents and Syndication Agent shall have any duty, responsibility or liability under the Loan Documents in their respective capacities as Co-Lead Arranger, Co-Documentation Agent or Syndication Agent, as the case may be.

                  Section 9.15. USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  NEWFIELD EXPLORATION COMPANY

                                  By: /s/ TERRY W. RATHERT
                                     -----------------------------------------

                                  Name: Terry W. Rathert

                                  Title: Vice President and Chief Financial
                                         Officer

                                  JPMORGAN CHASE BANK, individually and as Administrative Agent

                                  By: /s/ ROBERT C. MERTENSOTTO
                                     -----------------------------------------

                                  Name: Robert C. Mertensotto

                                  Title: Managing Director

                                  WACHOVIA BANK, NATIONAL ASSOCIATION

                                  By: /s/ PHILIP TRINDER
                                     -----------------------------------------

                                  Name: Philip Trinder

                                  Title: Vice President

                                  HARRIS NESBITT FINANCING, INC.

                                  By: /s/ JAMES V. DUCOTE
                                     -----------------------------------------

                                  Name: James V. Ducote

                                  Title: Vice President

                                  CREDIT LYONNAIS NEW YORK BRANCH

                                  By: /s/ OLIVIER AUDEMARD
                                     -----------------------------------------

                                  Name: Olivier Audemard

                                  Title: Senior Vice President

                                  FLEET NATIONAL BANK

                                  By: /s/ JEFFREY H. RATHKAMP
                                     -----------------------------------------

                                  Name: Jeffrey H. Rathkamp

                                  Title: Director

                                  BARCLAYS BANK PLC

                                  By: /s/ NICHOLAS A. BELL
                                     -----------------------------------------

                                  Name: Nicholas A. Bell

                                  Title: Director - Loan Transaction Management

                                  THE BANK OF NOVA SCOTIA

                                  By: /s/ NADINE BELL
                                     -----------------------------------------

                                  Name: Nadine Bell

                                  Title: Senior Manager

                                  UNION BANK OF CALIFORNIA

                                  By: /s/ ALI AHMED
                                     -----------------------------------------

                                  Name: Ali Ahmed

                                  Title: Vice President

                                  By: /s/ RANDALL OSTERBERG
                                     -----------------------------------------

                                  Name: Randall Osterberg

                                  Title: Senior Vice President

                                  THE BANK OF NEW YORK

                                  By: /s/ CRAIG J. ANDERSON
                                     -----------------------------------------

                                  Name: Craig J. Anderson

                                  Title: Vice President

                                  THE ROYAL BANK OF SCOTLAND PLC

                                  By: /s/ JAMES R. MCBRIDE
                                     -----------------------------------------

                                  Name: James R. McBride

                                  Title: Managing Director

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By: /s/ MARK E. THOMPSON
                                     -----------------------------------------

                                  Name: Mark E. Thompson

                                  Title: Vice President

                                  WASHINGTON MUTUAL BANK, FA

                                  By: /s/ DAVID W. PHILLIPS
                                     -----------------------------------------
                                  Name: David W. Phillips

                                  Title: Vice President

                                  SOCIETE GENERALE

                                  By: /s/ JASON HENDERSON
                                     -----------------------------------------

                                  Name: Jason Henderson

                                  Title: Vice President

                                  COMERICA BANK

                                  By: /s/ CHARLES E. HALL
                                     -----------------------------------------

                                  Name: Charles E. Hall

                                  Title: Sr. Vice President

                                  UFJ BANK

                                  By: /s/ CLYDE L. REDFORD
                                     -----------------------------------------

                                  Name: Clyde L. Redford

                                  Title: Senior Vice President

                                  COMPASS BANK

                                  By: /s/ DOROTHY MARCHAND
                                     -----------------------------------------

                                  Name: Dorothy Marchand

                                  Title: Senior Vice President

                                  BANK OF AMERICA, N.A.

                                  By: /s/ STEVEN A. MACKENZIE
                                     -----------------------------------------

                                  Name: Steven A. Mackenzie

                                  Title: Vice President

                                  DNB NOR BANK ASA

                                  By: /s/ PETER M. DODGE
                                     -----------------------------------------

                                  Name: Peter M. Dodge

                                  Title: First Vice President

                                  By: /s/ ALFRED C. JONES III
                                     -----------------------------------------

                                  Name: Alfred C. Jones III

                                  Title: Senior Vice President

                                  THE FROST NATIONAL BANK

                                  By: /s/ ANDREW A. MERRYMAN
                                     -----------------------------------------

                                  Name: Andrew A. Merryman

                                  Title: Senior Vice President

                                  NATEXIS BANQUES POPULAIRES

                                  By: /s/ DONOVAN C. BROUSSARD
                                     -----------------------------------------

                                  Name: Donovan C. Broussard

                                  Title: Vice President & Manager

                                  By: /s/ DANIEL PAYER
                                     -----------------------------------------

                                  Name: Daniel Payer

                                  Title: Vice President

                                  SOUTHWEST BANK OF TEXAS

                                  By: /s/ W. BRYAN CHAPMAN
                                     -----------------------------------------

                                  Name: W. Bryan Chapman

                                  Title: Senior Vice President - Energy Lending

                                  SCHEDULE 2.01

                               INITIAL COMMITMENTS

                                          AMOUNT OF              PERCENTAGE OF TOTAL
              LENDER                      COMMITMENT                COMMITMENTS
-----------------------------------      -----------            -------------------
JPMorgan Chase Bank                      $ 45,000,000                    7.50%
Wachovia Bank, National Association      $ 45,000,000                    7.50%
Harris Nesbitt Financing, Inc.           $ 45,000,000                    7.50%
Credit Lyonnais                          $ 45,000,000                    7.50%
Barclays Bank plc                        $ 32,500,000                5.416667%
The Bank of Nova Scotia                  $ 32,500,000                5.416667%
Union Bank of California                 $ 32,500,000                5.416667%
The Bank of New York                     $ 32,500,000                5.416667%
The Royal Bank of Scotland plc           $ 32,500,000                5.416667%
U.S. Bank National Association           $ 32,500,000                5.416667%
Fleet National Bank                      $ 30,000,000                    5.00%
Washington Mutual Bank, FA               $ 28,500,000                    4.75%
Societe Generale                         $ 28,500,000                    4.75%
Comerica Bank                            $ 22,500,000                    3.75%
UFJ Bank                                 $ 22,500,000                    3.75%
Compass Bank                             $ 18,000,000                    3.00%
Bank of America, N.A.                    $ 15,000,000                    2.50%
DnB NOR Bank ASA                         $ 15,000,000                    2.50%
The Frost National Bank                  $ 15,000,000                    2.50%
Natexis Banques Populaires               $ 15,000,000                    2.50%
Southwest Bank of Texas                  $ 15,000,000                    2.50%
                                         ------------                --------
               TOTAL                     $600,000,000                     100%